Exhibit 99.1

Antero Resources Announces First Quarter 2026 Financial and Operating Results

Denver, Colorado, April 29, 2026—Antero Resources Corporation (NYSE: AR) (“Antero Resources,” “Antero,” or the “Company”) today announced its first quarter 2026 financial and operating results. The relevant consolidated financial statements are included in Antero Resources’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Highlights:

•	Net production averaged a company record 3.9 Bcfe/d, an increase of 13% from the year ago period
o	Natural gas production averaged 2.6 Bcf/d, an increase of 21% from the year ago period
o	Liquids production averaged 206 MBbl/d, in line with the year ago period
•	Realized a pre-hedge natural gas price of $5.57 per Mcf, a $0.53 per Mcf premium to NYMEX
•	Realized a pre-hedge C3+ NGL price of $37.83 per barrel, a $0.94 per barrel premium to the benchmark
•	Net income was $535 million and Adjusted Net Income was $357 million (Non-GAAP)
•	Adjusted EBITDAX was $723 million (Non-GAAP) and net cash provided by operating activities was $859 million, increases of 32% and 88% compared to the prior year period, respectively
•	Adjusted Free Cash Flow was $657 million (Non-GAAP)
•	Closed HG acquisition in early February and completed the Ohio Utica Shale divestiture in late February
•	Full HG quarter impact during the second quarter of 2026 is expected to result in 6% production growth and 15% lower cash costs per Mcfe from the first quarter of 2026

Michael Kennedy, CEO and President of Antero Resources commented, “During the first quarter we achieved record production, which was 13% above the year ago period. This production growth drove one of the highest quarterly EBITDAX and Free Cash Flow results in company history. These results reflect a tremendous performance from our operations team which navigated the harsh conditions of Winter Storm Fern without having to shut-in any volumes. This enabled Antero to deliver critical natural gas to the various regions that needed it most, a truly remarkable achievement by our people in the field.”

Mr. Kennedy continued, “Looking ahead, the recent geopolitical events have highlighted the advantages of Antero’s corporate strategy. We are the largest producer exporter of NGLs in the U.S., selling the majority of our NGL barrels into international markets. We expect recent global supply outages and disruptions to lead to increasing risk premiums for U.S. NGL barrels both in the near term and in the years ahead. At the same time, we have the highest LNG exposure among Appalachian producers, selling 2.3 Bcf/d of production to sales points along the LNG fairway. We are seeing growing interest from global NGL and LNG buyers that are looking to increase exposure to U.S. supply. This prioritization toward U.S. supply supports higher export utilization and more attractive price premiums at our sales points along the coasts. These attributes uniquely position us to benefit from today’s rising global demand for U.S. energy.”

Brendan Krueger, CFO of Antero Resources said, “During the first quarter we closed on the HG acquisition and began integration of the new asset. The impressive operational and financial achievements mentioned above led to realizations for natural gas, NGLs and ethane all coming in ahead of expectations during the quarter. This allowed us to reduce debt related to the HG acquisition ahead of our previously communicated targets. Importantly, as a result of the transactions, we expect our net production to increase by approximately 700 MMcfe/d on an annual basis. Additionally, the HG acquisition added 385,000 net acres and 400 drilling locations, while only increasing our Net Debt by $1.5 billion from the year-end 2025 level.”

For a discussion of the non-GAAP financial measures including Adjusted Net Income, Adjusted EBITDAX, Adjusted Free Cash Flow and Net Debt please see “Non-GAAP Financial Measures.”

Cash Cost Reduction

Antero expects cash production expense for the remainder of 2026 to be $2.20 to $2.30 per Mcfe. This reduced range reflects a $0.25 per Mcfe, or 10% reduction from the full-year average in 2025 and a $0.39 per Mcfe, or 15% reduction from the first quarter of 2026. Inclusive of G&A and net marketing expense the total cost reduction is expected to be $0.30 per Mcfe. The production and development of the HG assets are expected to result in cash production expenses remaining in that range going forward, assuming current natural gas strip pricing.

Second Quarter and Full-Year 2026 Guidance Update

Antero expects second quarter production to average 4.1 Bcfe/d, a 6% increase from the first quarter of 2026, driven by a full quarter of production from the HG acquisition. The second half of 2026 is expected to average approximately 4.2 Bcfe/d. This results in a full year average of approximately 4.1 Bcfe/d, unchanged from prior guidance. This annual guidance reflects approximately 20% growth year-over-year. The Company is increasing its ethane realized price premium to Mont Belvieu to $2.00 to $3.00 per barrel, reflecting a $1.00 per barrel increase at the midpoint from the prior guidance range. The Company is reducing its cash production expense guidance to a range of $2.25 to $2.35 per Mcfe, a $0.10 per Mcfe reduction at the midpoint. The lower cash production expense is due primarily to the impact of the integration of the lower production costs associated with the HG assets.

	2026 Initial		2026 Revised
Full Year 2026 Guidance Updates	Low	High	Low	High
Ethane Realized Price Premium vs. Mont Belvieu ($/Bbl)	$1.00	$2.00	$2.00	$3.00
Cash Production Expense ($/Mcfe)(1)	$2.35	$2.45	$2.25	$2.35

(1)	Includes lease operating, gathering, compression, processing and transportation expenses (“GP&T”) and production and ad valorem taxes.

Note: Any 2026 guidance items not discussed in this release are unchanged from previously stated guidance.

Natural Gas Hedge Program

The following tables detail Antero’s swap and collar hedge position as of the publication of April 24, 2026. For more information on Antero’s hedge portfolio, including basis hedges, please see the presentation titled “Hedges and Guidance Presentation” on the Company’s website.

Swaps	Natural Gas (MMBtu/d)	Weighted Average Index Price ($/MMBtu)
April – December 2026 NYMEX Henry Hub Swap	1,300,000	$3.91
2027 NYMEX Henry Hub Swap	935,000	$3.86

		Weighted Average Index
Collars	Natural Gas (MMBtu/d)	Floor Price ($/MMBtu)	Ceiling Price ($/MMBtu)
April – December 2026 NYMEX Henry Hub Costless Collars	575,000	$3.25	$5.66
2027 NYMEX Henry Hub Costless Collars	80,000	$3.52	$4.64

Adjusted Free Cash Flow

During the first quarter of 2026, Adjusted Free Cash Flow was $657 million.

	Three Months Ended March 31,
	2025	2026
Net cash provided by operating activities	$457,739	859,058
Less: Capital expenditures	(206,145)	(206,101)
Less: Distributions to non-controlling interests in Martica	(15,969)	(17,650)
Plus: Transaction expense	—	22,144
Adjusted Free Cash Flow	$235,625	657,451
Changes in Working Capital	101,019	(224,134)
Adjusted Free Cash Flow before Changes in Working Capital	$336,644	433,317

First Quarter 2026 Financial Results

Net daily natural gas equivalent production in the first quarter averaged 3.9 Bcfe/d, including 206 MBbl/d of liquids. Antero’s average realized natural gas price before hedges was $5.57 per Mcf, a $0.53 per Mcf premium to the benchmark Henry Hub index price. Antero’s average realized C3+ NGL price before hedges was $37.83 per barrel, representing a $0.94 per barrel premium to the benchmark index price.

The following table details average net production and average realized prices for the three months ended March 31, 2026:

	Three Months Ended March 31, 2026
	Natural Gas (MMcf/d)	Oil (Bbl/d)	C3+ NGLs (Bbl/d)	Ethane (Bbl/d)	Combined Natural Gas Equivalent (MMcfe/d)
Average Net Production	2,617	9,067	120,800	75,956	3,852

	Three Months Ended March 31, 2026
					Combined
	Natural				Natural Gas
	Gas	Oil	C3+ NGLs	Ethane	Equivalent
Average Realized Prices	($/Mcf)	($/Bbl)	($/Bbl)	($/Bbl)	($/Mcfe)
Average realized prices before settled derivatives	$5.57	57.22	37.83	13.51	5.37
Index price (1)	$5.04	71.93	36.89	9.87	5.04
Premium / (Discount) to Index price	$0.53	(14.71)	0.94	3.64	0.33

Settled commodity derivatives	$(0.71)	—	0.07	—	(0.48)
Average realized prices after settled derivatives	$4.86	57.22	37.90	13.51	4.89
Premium / (Discount) to Index price	$(0.18)	(14.71)	1.01	3.64	(0.15)

(1)	Please see Antero’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, for more information on these index and average realized prices.

All-in cash expense, which includes lease operating, gathering, compression, processing and transportation and production and ad valorem taxes was $2.64 per Mcfe in the first quarter, as compared to $2.56 per Mcfe during the first quarter of 2025. The increase compared to the prior year was due to higher fuel costs related to higher natural gas prices during the quarter. Net marketing expense was $0.06 per Mcfe during the first quarter of 2026, unchanged from the first quarter of 2025.

Operating Results

Antero placed 20 Marcellus wells to sales during the first quarter with an average lateral length of 11,652 feet. Thirteen of these wells have been on line for approximately 60 days with an average rate per well of 25 MMcfe/d, including 1,457 Bbl/d of liquids per well assuming 25% ethane recovery. In addition, Antero had a number of notable company operating achievements, including:

•	Averaged 13.8 stages per day during the quarter, an increase from 13.4 completion stages per day average in 2025
•	Established a company record for drilling days per well of just under 9 days, a 9% improvement from the average in 2025
•	Turned-in-line first HG pad in late April, a 6-well pad located in the liquids-rich window with total lateral length drilled of 110,000 feet

First Quarter 2026 Capital Investment

Antero’s drilling and completion capital expenditures for the three months ended March 31, 2026 were $223 million. In addition to capital invested in drilling and completion activities, the Company invested $25 million in land during the first quarter. Through this investment, Antero added approximately 5,400 net acres, representing 24 incremental drilling locations at an average cost of approximately $900,000 per location.

Conference Call

A conference call is scheduled on Thursday, April 30, 2026 at 9:00 am MT to discuss the financial and operational results. A brief Q&A session for security analysts will immediately follow the discussion of the results. To participate in the call, dial in at 877-407-9079 (U.S.), or 201-493-6746 (International) and reference “Antero Resources.” A telephone replay of the call will be available until Thursday, May 7, 2026 at 9:00 am MT at 877-660-6853 (U.S.) or 201-612-7415 (International) using the conference ID: 13758944. To access the live webcast and view the related earnings conference call presentation, visit Antero's website at www.anteroresources.com. The webcast will be archived for replay until Thursday, May 7, 2026 at 9:00 am MT.

Presentation

An updated presentation will be posted to the Company's website before the conference call. The presentation can be found at www.anteroresources.com on the homepage. Information on the Company's website does not constitute a portion of, and is not incorporated by reference into this press release.

Non-GAAP Financial Measures

Adjusted Net Income

Adjusted Net Income as set forth in this release represents net income, adjusted for certain items. Antero believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income. The following table reconciles net income to Adjusted Net Income (in thousands):

	Three Months Ended March 31,
	2025	2026
Net income and comprehensive income attributable to Antero Resources Corporation	$207,971	535,216
Net income and comprehensive income attributable to noncontrolling interests	11,495	12,997
Unrealized commodity derivative (gains) losses	60,654	(200,158)
Amortization of deferred revenue, VPP	(6,230)	(5,795)
Gain on sale of assets	(575)	(45,950)
Impairment of property and equipment	5,618	948
Equity-based compensation	15,145	11,733
Loss on early extinguishment of debt	2,899	6,742
Equity in earnings of unconsolidated affiliate	(28,661)	(30,118)
Contract termination and loss contingency	(1,308)	12,035
Transaction expense	—	22,144
Tax effect of reconciling items (1)	(10,387)	50,240
	256,621	370,034
Martica adjustments (2)	(9,963)	(12,997)
Adjusted Net Income	$246,658	357,037

Diluted Weighted Average Common Shares Outstanding (3)	314,798	311,426

(1)	Deferred taxes were approximately 22% for 2025 and 2026.
(2)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above
(3)	Diluted weighted average shares outstanding does not include securities that would have had an anti-dilutive effect on the computation of diluted earnings per share. Anti-dilutive weighted average shares outstanding for the three months ended March 31, 2025 were 0.3 million.

Net Debt

Net Debt is calculated as total long-term debt less cash and cash equivalents. Management uses Net Debt to evaluate the Company’s financial position, including its ability to service its debt obligations.

The following table reconciles consolidated total long-term debt to Net Debt as used in this release (in thousands):

	December 31,	March 31,
	2025	2026
Credit Facility	$438,600	72,500
Term Loan	—	1,264,000
7.625% senior notes due 2029	365,353	—
5.375% senior notes due 2030	600,000	600,000
5.400% senior notes due 2036	—	750,000
Unamortized debt issuance costs	(5,977)	(21,703)
Total long-term debt	$1,397,976	2,664,797
Less: Cash, cash equivalents and restricted cash	(210,000)	—
Net Debt	$1,187,976	2,664,797

Adjusted Free Cash Flow

Adjusted Free Cash Flow is a measure of financial performance not calculated under GAAP and should not be considered in isolation or as a substitute for cash flow from operating, investing, or financing activities, as an indicator of cash flow or as a measure of liquidity. The Company defines Adjusted Free Cash Flow as net cash provided by operating activities, less capital expenditures, which includes additions to unproved properties, drilling and completion costs and additions to other property and equipment, less distributions to non-controlling interests in Martica, plus transaction expenses.

The Company has not provided projected net cash provided by operating activities or a reconciliation of Adjusted Free Cash Flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts.

Adjusted Free Cash Flow is a useful indicator of the Company’s ability to internally fund its activities, service or incur additional debt and estimate our ability to return capital to shareholders. There are significant limitations to using Adjusted Free Cash Flow as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect the Company’s net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted Free Cash Flow reported by different companies. Adjusted Free Cash Flow does not represent funds available for discretionary use because those funds may be required for debt service, land acquisitions and lease renewals, other capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations.

Adjusted EBITDAX

Adjusted EBITDAX is a non-GAAP financial measure that we define as net income, adjusted for certain items detailed below.

Adjusted EBITDAX as used and defined by us, may not be comparable to similarly titled measures employed by other companies and is not a measure of performance calculated in accordance with GAAP. Adjusted EBITDAX should not be considered in isolation or as a substitute for operating income or loss, net income or loss, cash flows provided by operating, investing, and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Adjusted EBITDAX provides no information regarding our capital structure, borrowings, interest costs, capital expenditures, working capital movement, or tax position. Adjusted EBITDAX does not represent funds available for discretionary use because those funds may be required for debt service, capital expenditures, working capital, income taxes, exploration expenses, and other commitments and obligations. However, our management team believes Adjusted EBITDAX is useful to an investor in evaluating our financial performance because this measure:

•	is widely used by investors in the oil and natural gas industry to measure operating performance without regard to items excluded from the calculation of such term, which may vary substantially from company to company depending upon accounting methods and the book value of assets, capital structure and the method by which assets were acquired, among other factors;
•	helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital and legal structure from our operating structure;
•	is used by our management team for various purposes, including as a measure of our operating performance, in presentations to our Board of Directors, and as a basis for strategic planning and forecasting; and
•	is used by our Board of Directors as a performance measure in determining executive compensation.

There are significant limitations to using Adjusted EBITDAX as a measure of performance, including the inability to analyze the effects of certain recurring and non-recurring items that materially affect our net income or loss, the lack of comparability of results of operations of different companies, and the different methods of calculating Adjusted EBITDAX reported by different companies.

The GAAP measures most directly comparable to Adjusted EBITDAX are net income and net cash provided by operating activities. The following table represents a reconciliation of Antero’s net income, including noncontrolling interest, to Adjusted EBITDAX and a reconciliation of Antero’s Adjusted EBITDAX to net cash provided by operating activities per our condensed consolidated statements of cash flows, in each case, for the three months ended March 31, 2025 and 2026 (in thousands). Adjusted EBITDAX also excludes the noncontrolling interests in Martica, and these adjustments are disclosed in the table below as Martica related adjustments.

	Three Months Ended March 31,
	2025	2026
Reconciliation of net income to Adjusted EBITDAX:
Net income and comprehensive income attributable to Antero Resources Corporation	$207,971	535,216
Net income and comprehensive income attributable to noncontrolling interests	11,495	12,997
Unrealized commodity derivative (gains) losses	60,654	(200,158)
Amortization of deferred revenue, VPP	(6,230)	(5,795)
Gain on sale of assets	(575)	(45,950)
Interest expense, net	23,368	36,963
Loss on early extinguishment of debt	2,899	6,742
Income tax expense	54,400	145,508
Depletion, depreciation, amortization and accretion	187,291	207,302
Impairment of property and equipment	5,618	948
Exploration expense	668	792
Equity-based compensation expense	15,145	11,733
Equity in earnings of unconsolidated affiliate	(28,661)	(30,118)
Dividends from unconsolidated affiliate	31,314	31,314
Contract termination, loss contingency and settlements	(1,308)	12,035
Transaction expense and other	1,771	22,179
	565,820	741,708
Martica related adjustments (1)	(16,392)	(18,290)
Adjusted EBITDAX	$549,428	723,418

Reconciliation of our Adjusted EBITDAX to net cash provided by operating activities:
Adjusted EBITDAX	$549,428	723,418
Martica related adjustments (1)	16,392	18,290
Interest expense, net	(23,368)	(36,963)
Amortization of debt issuance costs and other	466	420
Exploration expense	(668)	(792)
Changes in current assets and liabilities	(81,748)	179,857
Contract termination, loss contingency and settlements	—	(1,198)
Transaction expense and other	(2,763)	(23,974)
Net cash provided by operating activities	$457,739	859,058

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

Twelve
Months Ended
March 31, 2026
Reconciliation of net income to Adjusted EBITDAX:
Net income and comprehensive income attributable to Antero Resources Corporation	$961,663
Net income and comprehensive income attributable to noncontrolling interests	41,651
Unrealized commodity derivative gains	(388,929)
Amortization of deferred revenue, VPP	(24,829)
Gain on sale of assets	(45,641)
Interest expense, net	97,277
Loss on early extinguishment of debt	7,471
Income tax expense	306,975
Depletion, depreciation, amortization, and accretion	773,578
Impairment of property and equipment	24,688
Exploration	3,114
Equity-based compensation expense	57,400
Equity in earnings of unconsolidated affiliate	(99,941)
Dividends from unconsolidated affiliate	125,255
Contract termination, loss contingency and settlements	41,355
Transaction expense and other	26,948
1,908,035
Martica related adjustments (1)	(64,768)
Adjusted EBITDAX	$1,843,267

(1)	Adjustments reflect noncontrolling interests in Martica not otherwise adjusted in amounts above.

Drilling and Completion Capital Expenditures

For a reconciliation between cash paid for drilling and completion capital expenditures and drilling and completion accrued capital expenditures during the period, please see the capital expenditures section below (in thousands):

	Three Months Ended March 31,
	2025	2026
Drilling and completion costs (cash basis)	$175,134	184,551
Change in accrued capital costs	(17,982)	37,073
Adjusted drilling and completion costs (accrual basis)	$157,152	221,624

Notwithstanding their use for comparative purposes, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures employed by other companies.

This release includes "forward-looking statements." Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” “goal,” “target,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Resources’ control. All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Resources expects, believes or anticipates will or may occur in the future, such as those regarding our financial strategy, future operating results, financial position, estimated revenues and losses, our ability to integrate acquired assets and achieve the intended operational, financial and strategic benefits from any such transactions, projected costs, estimated realized natural gas, NGL and oil prices, prospects, plans and objectives of management, return of capital program, expected results, impacts of geopolitical events, including the conflicts in Ukraine, Venezuela and in the Middle East, and world health events, future commodity prices, future production targets, including those related to certain levels of production, future earnings, leverage targets and debt repayment, future capital spending plans, improved and/or increasing capital efficiency, expected drilling and development plans, projected well costs and cost savings initiatives, operations of Antero Midstream, future financial position, the participation level of our drilling partner and the financial and production results to be achieved as a result of that drilling partnership, the other key assumptions underlying our projections, the impact of recently enacted legislation, and future marketing opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this release. Although Antero Resources believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Except as required by law, Antero Resources expressly disclaims any obligation to and does not intend to publicly update or revise any forward-looking statements.

Antero Resources cautions you that these forward-looking statements are subject to all of the risks and uncertainties, incidental to our business, most of which are difficult to predict and many of which are beyond the Antero Resources’ control. These risks include, but are not limited to, risks associated with the successful integration and future performance of acquired assets and operations, commodity price volatility, inflation, supply chain or other disruption, availability and cost of drilling, completion and production equipment and services, environmental risks, drilling and completion and other operating risks, marketing and transportation risks, regulatory changes or changes in law, changes in emission calculation methods, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flows and access to capital, the timing of development expenditures, conflicts of interest among our stockholders, impacts of geopolitical, including the conflicts in Ukraine and the Middle East, and world health events, cybersecurity risks, the state of markets for, and availability of, verified quality carbon offsets and the other risks described under the heading “Risk Factors” in Antero Resources’ Annual Report on Form 10-K for the year ended December 31, 2025 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

For more information, contact Daniel Katzenberg, Vice President - Investor Relations of Antero Resources at (303) 357-7219 or dkatzenberg@anteroresources.com.

ANTERO RESOURCES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

		(Unaudited)
	December 31,	March 31,
	2025	2026
Assets
Current assets:
Restricted cash	$210,000	—
Accounts receivable	33,773	32,449
Accrued revenue	473,453	454,199
Derivative instruments	68,913	163,386
Prepaid expenses	14,554	13,621
Current assets held for sale	20,269	—
Other current assets	10,818	14,273
Total current assets	831,780	677,928
Property and equipment:
Oil and gas properties, at cost (successful efforts method):
Unproved properties	796,705	1,110,301
Proved properties	14,049,003	16,936,783
Other property and equipment	113,020	118,728
	14,958,728	18,165,812
Less accumulated depletion, depreciation and amortization	(5,753,416)	(5,956,634)
Property and equipment, net	9,205,312	12,209,178
Operating leases right-of-use assets	2,132,509	2,090,310
Derivative instruments	12,524	50,812
Investment in unconsolidated affiliate	245,653	253,164
Assets held for sale	754,737	—
Other assets	62,892	68,054
Total assets	$13,245,407	15,349,446
Liabilities and Equity
Current liabilities:
Accounts payable	$49,514	77,965
Accounts payable, related parties	101,454	138,084
Accrued liabilities	338,847	372,850
Revenue distributions payable	384,777	521,927
Derivative instruments	—	5,143
Short-term lease liabilities	516,256	536,304
Deferred revenue, VPP	23,502	23,647
Current liabilities held for sale	62,310	—
Other current liabilities	26,653	17,262
Total current liabilities	1,503,313	1,693,182
Long-term liabilities:
Long-term debt	1,397,976	2,664,797
Deferred income tax liability, net	907,306	1,141,934
Derivative instruments	—	7,380
Long-term lease liabilities	1,612,288	1,549,564
Deferred revenue, VPP	11,946	6,006
Liabilities held for sale	39,789	—
Other liabilities	57,140	63,370
Total liabilities	5,529,758	7,126,233
Commitments and contingencies
Equity:
Stockholders' equity:
Preferred stock, $0.01 par value; authorized - 50,000 shares; none issued	—	—
Common stock, $0.01 par value; authorized - 1,000,000 shares; 308,510 and 309,825 shares issued and outstanding as of December 31, 2025 and March 31, 2026, respectively	3,085	3,098
Additional paid-in capital	5,865,447	5,842,435
Retained earnings	1,682,295	2,217,511
Total stockholders' equity	7,550,827	8,063,044
Noncontrolling interests	164,822	160,169
Total equity	7,715,649	8,223,213
Total liabilities and equity	$13,245,407	15,349,446

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2026
Revenue and other:
Natural gas sales	$780,005	1,311,476
Natural gas liquids sales	561,432	503,649
Oil sales	50,335	46,695
Commodity derivative fair value gains (losses)	(71,671)	35,023
Marketing	25,558	41,661
Amortization of deferred revenue, VPP	6,230	5,795
Other revenue and income	818	827
Total revenue	1,352,707	1,945,126
Operating expenses:
Lease operating	33,986	44,529
Gathering, compression, processing and transportation	695,017	789,106
Production and ad valorem taxes	55,299	80,997
Marketing	42,770	62,553
Exploration	668	792
General and administrative (including equity-based compensation expense of $15,145 and $11,733 in 2025 and 2026, respectively)	62,445	63,340
Depletion, depreciation and amortization	186,352	206,239
Impairment of property and equipment	5,618	948
Accretion of asset retirement obligations	939	1,063
Contract termination, loss contingency and settlements	(1,308)	12,035
Gain on sale of assets	(575)	(45,950)
Other operating expense	24	22
Total operating expenses	1,081,235	1,215,674
Operating income	271,472	729,452
Other income (expense):
Interest expense, net	(23,368)	(36,963)
Equity in earnings of unconsolidated affiliate	28,661	30,118
Loss on early extinguishment of debt	(2,899)	(6,742)
Transaction expense	—	(22,144)
Total other income (expense)	2,394	(35,731)
Income before income taxes	273,866	693,721
Income tax expense	(54,400)	(145,508)
Net income and comprehensive income including noncontrolling interests	219,466	548,213
Less: net income and comprehensive income attributable to noncontrolling interests	11,495	12,997
Net income and comprehensive income attributable to Antero Resources Corporation	$207,971	535,216

Net income per common share—basic	$0.67	1.73
Net income per common share—diluted	$0.66	1.72

Weighted average number of common shares outstanding:
Basic	311,328	308,933
Diluted	314,798	311,426

ANTERO RESOURCES CORPORATION

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2025	2026
Cash flows provided by (used in) operating activities:
Net income including noncontrolling interests	$219,466	548,213
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation, amortization and accretion	187,291	207,302
Impairment of property and equipment	5,618	948
Commodity derivative fair value losses (gains)	71,671	(35,023)
Losses on settled commodity derivatives	(11,017)	(165,135)
Deferred income tax expense	53,462	143,820
Equity-based compensation expense	15,145	11,733
Equity in earnings of unconsolidated affiliate	(28,661)	(30,118)
Dividends of earnings from unconsolidated affiliate	31,314	31,314
Amortization of deferred revenue	(6,230)	(5,795)
Amortization of debt issuance costs and other	466	420
Settlement of asset retirement obligations	(54)	(107)
Contract termination, loss contingency and settlements	(1,308)	10,837
Gain on sale of assets	(575)	(45,950)
Loss on early extinguishment of debt	2,899	6,742
Changes in current assets and liabilities:
Accounts receivable	(5,972)	1,302
Accrued revenue	(59,769)	49,149
Prepaid expenses and other current assets	(2,190)	4,596
Accounts payable including related parties	11,995	60,720
Accrued liabilities	(86,552)	(46,571)
Revenue distributions payable	48,286	120,021
Other current liabilities	12,454	(9,360)
Net cash provided by operating activities	457,739	859,058
Cash flows provided by (used in) investing activities:
Additions to unproved properties	(30,407)	(16,922)
Drilling and completion costs	(175,134)	(184,551)
Additions to other property and equipment	(604)	(4,628)
Acquisition of HG Production	—	(2,794,308)
Acquisitions of oil and gas properties	—	(7,631)
Proceeds from asset sales	575	737,123
Change in other assets	(2,321)	(12,569)
Net cash used in investing activities	(207,891)	(2,283,486)
Cash flows provided by (used in) financing activities:
Issuance of senior notes	—	750,000
Repayment of senior notes	(118,046)	(369,997)
Borrowings on Term Loan	—	1,500,000
Repayments on Term Loan	—	(236,000)
Borrowings on Credit Facility	1,308,400	2,079,800
Repayments on Credit Facility	(1,397,500)	(2,445,900)
Repurchases of common stock	(10,094)	—
Payment of debt issuance costs	—	(10,838)
Distributions to noncontrolling interests in Martica Holdings LLC	(15,969)	(17,650)
Employee tax withholding for settlement of equity-based compensation awards	(16,298)	(34,732)
Other	(341)	(255)
Net cash provided by (used in) financing activities	(249,848)	1,214,428
Net decrease in cash, cash equivalents and restricted cash	—	(210,000)
Cash, cash equivalents and restricted cash, beginning of period	—	210,000
Cash, cash equivalents and restricted cash, end of period	$—	—

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$43,078	50,616
Increase (decrease) in accounts payable, accrued liabilities and other current liabilities for additions to property and equipment	$(19,271)	44,277
Increase in accounts payable, related parties for acquisition of HG Production	$—	10,809

The following table sets forth selected financial data for the three months ended March 31, 2025 and 2026 (in thousands):

	Three Months Ended		Amount of
	March 31,		Increase	Percent
	2025	2026	(Decrease)	Change
Operating revenues and other:
Natural gas sales	$780,005	1,311,476	531,471	68%
Natural gas liquids sales	561,432	503,649	(57,783)	(10)%
Oil sales	50,335	46,695	(3,640)	(7)%
Commodity derivative fair value gains (losses)	(71,671)	35,023	106,694	*
Marketing	25,558	41,661	16,103	63%
Amortization of deferred revenue, VPP	6,230	5,795	(435)	(7)%
Other revenue and income	818	827	9	1%
Total revenue	1,352,707	1,945,126	592,419	44%
Operating expenses:
Lease operating	33,986	44,529	10,543	31%
Gathering and compression	236,134	269,113	32,979	14%
Processing	261,155	287,768	26,613	10%
Transportation	197,728	232,225	34,497	17%
Production and ad valorem taxes	55,299	80,997	25,698	46%
Marketing	42,770	62,553	19,783	46%
Exploration	668	792	124	19%
General and administrative (excluding equity-based compensation)	47,300	51,607	4,307	9%
Equity-based compensation	15,145	11,733	(3,412)	(23)%
Depletion, depreciation and amortization	186,352	206,239	19,887	11%
Impairment of property and equipment	5,618	948	(4,670)	(83)%
Accretion of asset retirement obligations	939	1,063	124	13%
Contract termination, loss contingency and settlements	(1,308)	12,035	13,343	*
Gain on sale of assets	(575)	(45,950)	(45,375)	7,891%
Other expense	24	22	(2)	(8)%
Total operating expenses	1,081,235	1,215,674	134,439	12%
Operating income	271,472	729,452	457,980	169%
Other income (expense):
Interest expense, net	(23,368)	(36,963)	(13,595)	58%
Equity in earnings of unconsolidated affiliate	28,661	30,118	1,457	5%
Loss on early extinguishment of debt	(2,899)	(6,742)	(3,843)	133%
Transaction expenses	—	(22,144)	(22,144)	*
Total other income (expense)	2,394	(35,731)	(38,125)	*
Income before income taxes	273,866	693,721	419,855	153%
Income tax expense	(54,400)	(145,508)	(91,108)	167%
Net income and comprehensive income including noncontrolling interests	219,466	548,213	328,747	150%
Less: net income and comprehensive income attributable to noncontrolling interests	11,495	12,997	1,502	13%
Net income and comprehensive income attributable to Antero Resources Corporation	207,971	535,216	327,245	157%

Adjusted EBITDAX	$549,428	723,418	173,990	32%

*	Not meaningful

The following table sets forth selected financial data for the three months ended March 31, 2025 and 2026:

	Three Months Ended		Amount of
	March 31,		Increase	Percent
	2025	2026	(Decrease)	Change
Production data (1) (2):
Natural gas (Bcf)	195	236	41	21%
C2 Ethane (MBbl)	7,442	6,836	(606)	(8)%
C3+ NGLs (MBbl)	10,229	10,872	643	6%
Oil (MBbl)	852	816	(36)	(4)%
Combined (Bcfe)	306	347	41	13%
Daily combined production (MMcfe/d)	3,397	3,852	455	13%
Average prices before effects of derivative settlements (3):
Natural gas (per Mcf)	$4.01	5.57	1.56	39%
C2 Ethane (per Bbl)	$12.70	13.51	0.81	6%
C3+ NGLs (per Bbl)	$45.65	37.83	(7.82)	(17)%
Oil (per Bbl)	$59.08	57.22	(1.86)	(3)%
Weighted Average Combined (per Mcfe)	$4.55	5.37	0.82	18%
Average realized prices after effects of derivative settlements (3):
Natural gas (per Mcf)	$3.95	4.86	0.91	23%
C2 Ethane (per Bbl)	$12.70	13.51	0.81	6%
C3+ NGLs (per Bbl)	$45.65	37.90	(7.75)	(17)%
Oil (per Bbl)	$58.97	57.22	(1.75)	(3)%
Weighted Average Combined (per Mcfe)	$4.52	4.89	0.37	8%
Average costs (per Mcfe):
Lease operating	$0.11	0.13	0.02	18%
Gathering and compression	$0.77	0.78	0.01	1%
Processing	$0.85	0.83	(0.02)	(2)%
Transportation	$0.65	0.67	0.02	3%
Production and ad valorem taxes	$0.18	0.23	0.05	28%
Marketing expense, net	$0.06	0.06	—	*
General and administrative (excluding equity-based compensation)	$0.15	0.15	—	*
Depletion, depreciation, amortization and accretion	$0.61	0.60	(0.01)	(2)%

*	Not meaningful
(1)	Production data excludes volumes related to VPP transaction.
(2)	Oil and NGLs production was converted at 6 Mcf per Bbl to calculate total Bcfe production and per Mcfe amounts. This ratio is an estimate of the equivalent energy content of the products and may not reflect their relative economic value.
(3)	Average prices reflect the before and after effects of our settled commodity derivatives. Our calculation of such after effects includes gains (losses) on settlements of commodity derivatives, which do not qualify for hedge accounting because we do not designate or document them as hedges for accounting purposes.